SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.                 )

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WASTE HOLDINGS, INC.

(Name of Registrant as Specified in its Charter)

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WASTE HOLDINGS, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 29, 2002

To The Shareholders of Waste Holdings, Inc.

The Annual Meeting of Shareholders of Waste Holdings, Inc., a North Carolina corporation, will be held at the North Raleigh Hilton, 3415 Wake Forest Road, Raleigh, North Carolina, on Wednesday, May 29, 2002 at 4:00 p.m., for the following purposes:

•	to elect a board of six directors;

•	to amend our Articles of Incorporation to change our name to Waste Industries USA, Inc.;

•	to ratify the appointment of Deloitte & Touche LLP as the independent auditors of the company for the fiscal year ending December 31, 2002; and

•	to act upon such other matters as may properly come before the meeting or any adjournment thereof.

These matters are more fully described in the attached proxy statement.

The Board of Directors has fixed the close of business on April 22, 2002 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any adjournment thereof. We cordially invite you to attend the meeting in person. However, to assure your representation at the meeting, please mark, sign, date and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope. If you attend the meeting you may vote in person, even if you returned a proxy.

Our proxy statement and proxy are included, along with our Annual Report to Shareholders for the fiscal year ended December 31, 2001.

IMPORTANT—YOUR PROXY IS ENCLOSED

Whether or not you plan to attend the meeting, please execute and promptly return the enclosed proxy in the enclosed envelope. No postage is required for mailing in the United States.

By	Order of the Board of Directors

Lo	nnie C. Poole, Jr.,
Chairman of the Board and
Chief Executive Officer
Raleigh, North Carolina
April        , 2002

WASTE HOLDINGS, INC.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
May 29, 2002

INFORMATION CONCERNING SOLICITATION AND VOTING

The enclosed proxy is solicited by the Board of Directors of Waste Holdings, Inc., a North Carolina corporation, for use at our Annual Meeting of Shareholders to be held at the North Raleigh Hilton, 3415 Wake Forest Road, Raleigh, North Carolina, at 4:00 p.m. on Wednesday, May 29, 2002, and any adjournment thereof. We will bear the cost of soliciting proxies. In addition to solicitation of proxies by mail, employees of our company, without extra pay, might solicit proxies personally or by telephone. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to beneficial owners and seeking instruction with respect thereto. The mailing address of our principal executive offices is 3301 Benson Drive, Suite 601, Raleigh, North Carolina 27609. Copies of this proxy statement and accompanying proxy card were mailed to shareholders on or about April 30, 2002.

Revocability of Proxies

Any shareholder giving a proxy has the power to revoke it at any time before it is voted by giving a later proxy or written notice to us (Attention: D. Stephen Grissom, Chief Financial Officer), or by attending the meeting and voting in person.

Voting

When the enclosed proxy is properly executed and returned (and not subsequently properly revoked), the shares it represents will be voted in accordance with the directions indicated thereon, or, if no direction is indicated thereon, it will be voted:

(1) FOR the election of the six nominees for director identified below;

(2) FOR amending our Articles of Incorporation to change our name to Waste Industries USA, Inc.;

(3) FOR ratification of the appointment of Deloitte & Touche LLP, Raleigh, North Carolina, as our independent auditors for the fiscal year ending December 31, 2002; and

(4) in the discretion of the proxies with respect to any other matters properly brought before the shareholders at the meeting.

Abstentions and broker non-votes will have the same effect as a vote against the proposed amendment to our Articles of Incorporation, but will have no effect on the election of directors or the ratification of the appointment of auditors.

Record Date

Only the holders of record of our common stock at the close of business on the record date, April 22, 2002, are entitled to notice of and to vote at the meeting. On the record date, 13,334,703 shares of our common stock were outstanding. Shareholders will be entitled to one vote for each share of common stock held on the record date.

Predecessor Company

Waste Holdings is the successor in interest to Waste Industries, Inc. Waste Holdings was formed in September 2000 as part of our company’s holding company reorganization. The holding company reorganization was completed on March 31, 2001. All references in this proxy statement to dates prior to April 1, 2001, refer to old Waste Industries and all references to dates on and after March 31, 2001, refer to Waste Holdings. Upon approval of Proposal No. 2 included herein, Waste Holdings will change its name to Waste Industries USA, Inc.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Nominees

Our bylaws provide that the number of directors constituting the Board of Directors shall be no less than three. The number of directors is currently six, and the number authorized to be elected at the meeting is six. Therefore, that number of directors are to be elected to serve for one year, until the election and qualification of their successors, and it is intended that proxies, not limited to the contrary, will be voted FOR all of the management nominees named below. If any of these nominees is unable or declines to serve as a director at the time of the meeting, the individuals named in the enclosed proxy may exercise their discretion to vote for any substitute proposed by the Board of Directors. We do not anticipate that any nominee listed below will be unable or will decline to serve as a director. Except for Lonnie C. Poole, Jr., who is the father of Lonnie C. Poole, III, our Vice President of Support Services, none of our directors or executive officers is related by blood, marriage or adoption to any other director or any executive officer.

Name of Management Nominee	Age	Director Since
Lonnie C. Poole, Jr.	64	1970
Jim W. Perry	57	1974
J. Gregory Poole, Jr.	67	1994
Thomas F. Darden	47	1997
Thomas C. Cannon	52	1999
Paul L. Brunswick	62	1999

Lonnie C. Poole, Jr. founded our company in 1970 and has served as our Chief Executive Officer and Chairman of the Board of Directors since that time. Mr. Poole holds a B.S. in Civil Engineering from North Carolina State University and an M.B.A. from the University of North Carolina at Chapel Hill. Mr. Poole has more than 30 years’ experience in the solid waste industry. He has served in the Environmental Industry Association, a non-profit business association established to, among other things, inform, educate and assist its members in cost-effective, safe and environmentally responsible management of waste (“EIA”, formerly the National Solid Waste Management Association or the “NSWMA”), in the following positions: Chairman; Vice-Chairman; and Board Member. In addition, Mr. Poole has served in the EIA Research and Education Foundation as Chairman and now is a member of its Board of Directors. Mr. Poole was inducted into the EIA Hall of Fame in 1994.

Jim W. Perry joined us in 1971 and has served as our President and Chief Operating Officer since 1987 and as a director since 1974. Mr. Perry holds a B.S. in Agricultural and Biological Engineering from North Carolina State University and an M.S. in Systems Management from the University of Southern California. Mr. Perry has more than 30 years’ experience in the solid waste industry and has received the Distinguished Service Award from the NSWMA. In addition, Mr. Perry has served in the Carolinas Chapter of NSWMA as Chairman and on the Membership Committee. Mr. Perry was inducted into the EIA Hall of Fame in 1997.

J. Gregory Poole, Jr., an original investor in our company in 1970, has served as a member of the Board of Directors since 1994. Mr. Poole is retired. Until March 1999, he was Chairman of the Board and Chief Executive Officer of Gregory Poole Equipment Company. Mr. Poole holds a B.S. in Business Administration from the University of North Carolina at Chapel Hill.

Thomas F. Darden has served as a director of our company since June 1997. Mr. Darden has served as Chief Executive Officer of Cherokee Investment Partners, LLC (“Cherokee”), an institutional investment fund that acquires and remediates environmentally contaminated property. He has been CEO or chairman of Cherokee or its predecessors, which have included brick manufacturing and soil remediation companies since 1984. Prior to forming Cherokee, Mr. Darden was a consultant with Bain & Company in Boston, Massachusetts. Mr. Darden is on the boards of Oak Ranch Children’s Home, Woodberry Forest School, Shaw University and Winston Hotels, Inc. He was Chairman of the Research Triangle Transit Authority and served two terms on the N.C. Board of Transportation through appointments by the Governor and later by the Speaker of the House. Mr. Darden earned an M.R.P. in environmental planning from the University of North Carolina at Chapel Hill, a J.D. from Yale Law School and a B.A. with Highest Honors from the University of North Carolina at Chapel Hill, where he was a Morehead Scholar.

Thomas C. Cannon has served as a Vice President of our company since its acquisition of TransWaste Services, Inc. in September 1998. Mr. Cannon founded TransWaste Services in 1994 and has served as its President since that time. He holds a B.B.A. in Industrial Management from the University of Georgia and has done graduate work in Accounting at Georgia Southwestern College.

Paul L. Brunswick has served as a director of our company since December 1999. Currently, Mr. Brunswick is president of General Management Advisory. From July 2001 to October 2001, Mr. Brunswick served as our acting Chief Financial Officer. From 1992 to 1999, Mr. Brunswick served as Vice President and Chief Financial Officer of GoodMark Foods, Inc., a public company that was acquired by ConAgra, Inc. in July 1998. From 1987 to 1992, he served as Vice President and Chief Financial Officer for CompuChem Corporation, a public company that was acquired by Hoffman-La Roche in 1992. Mr. Brunswick has served on several boards of directors and is currently the President of the North Carolina Chapter of the Financial Executives Institute and serves on the board of Life Experiences, a nonprofit public service organization. He has previously served on the boards of United Way and Junior Achievement. Mr. Brunswick holds a B.S. in Accounting and an M.B.A. from Ohio State University.

Information Concerning the Board of Directors and Its Committees

The business of our company is under the general management of the Board of Directors as provided by the laws of North Carolina and our bylaws. During the fiscal year ended December 31, 2001, the Board of Directors held four formal meetings, excluding actions by unanimous written consent. Each member of the Board attended at least 75% of the fiscal 2001 meetings of the Board of Directors and Board committees of which he was a member.

The Board of Directors has an Audit Committee and a Compensation Committee, but not a nominating committee. The Audit Committee currently consists of Paul L. Brunswick, chairman, J. Gregory Poole, Jr. and Thomas F. Darden. During 2001, the Audit Committee held two formal meetings. The Audit Committee reviews the results and scope of the audit and other services provided by our independent auditors. The Compensation Committee currently consists of Paul L. Brunswick, chairman, J. Gregory Poole, Jr. and Thomas F. Darden. During 2001, the Compensation Committee held one formal meeting, excluding actions by unanimous written consent. The Compensation Committee makes recommendations to the Board of Directors regarding salaries and incentive compensation for our officers, and administers our stock plans.

Vote Required

The six nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted at the meeting shall be elected as directors. In accordance with North Carolina law, votes withheld from any director will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. Withheld votes, if any, are not treated as votes cast and, therefore, will have no effect on the proposal to elect directors.

The Board of Directors has unanimously approved and recommends that shareholders vote “FOR” the election of the management nominees listed above.

PROPOSAL NO. 2

APPROVAL OF AMENDMENT OF THE ARTICLES OF INCORPORATION
TO CHANGE OUR COMPANY’S NAME

On March 12, 2002, the Board authorized an amendment to our Articles of Incorporation changing our name to “Waste Industries USA, Inc.” The Board also recommended that the proposed amendment be submitted to our shareholders for consideration at this meeting. To effect the name change, the Articles of Incorporation would be amended by deleting the text of Article 1 in its entirety and inserting the following in lieu thereof:

“The name of the corporation is Waste Industries USA, Inc. (the “Corporation”).”

The Board is recommending the proposed change so that our name will return essentially to the name we used prior to our holding company reorganization completed on March 31, 2001. The Board believes changing our name will allow us to capitalize on the name recognition and goodwill we have developed with our customers over our years of operations.

Vote Required

The affirmative vote of the holders of a majority of the outstanding shares of our common stock on the record date for this meeting will be required to approve this proposal. In accordance with North Carolina law, votes withheld on this proposal will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. A withheld vote will have the same effect as a vote against the proposed amendment.

If the proposal is approved, we will promptly make appropriate filings in the State of North Carolina and take any other actions necessary to implement the name change.

The name change will not affect the validity or transferability of currently outstanding stock certificates, and shareholders will not be requested to surrender for exchange any certificates presently held by them.

The Board of Directors has unanimously approved and recommends that shareholders vote “FOR” the amendment of our Articles of Incorporation to effect the proposed name change.

PROPOSAL NO. 3

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Board of Directors has appointed the firm of Deloitte & Touche LLP, Raleigh, North Carolina, to serve as our independent auditors for the fiscal year ending December 31, 2002, and recommends that the shareholders ratify this appointment. Deloitte & Touche has audited our accounts since 1983 and has advised us that it does not have, and has not had, any direct or indirect financial interest in our company or subsidiaries in any capacity other than that of serving as independent auditors. Representatives of Deloitte & Touche are expected to attend the meeting. They will have an opportunity to make a statement, if they desire to do so, and will also be available to respond to appropriate questions.

The affirmative vote of the holders of a majority of the shares of our common stock present or represented and voting on this proposal at the meeting shall constitute ratification of the appointment of Deloitte & Touche. If the appointment of Deloitte & Touche is not ratified by the shareholders, the Board of Directors will reconsider its selection.

The Board of Directors has unanimously approved and recommends a vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2002.

OTHER INFORMATION

Principal Shareholders

The following table sets forth certain information regarding the ownership of shares of our common stock as of April 22, 2002 by (1) each person known by us to beneficially own more than 5% of the outstanding shares of common stock, (2) each director of our company, (3) each of the Named Executive Officers, as listed under “—Executive Compensation—Summary Compensation” below, and (4) all directors and executive officers of our company as a group.

This table is based upon information supplied by our officers, directors and principal shareholders and from Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Share ownership in each case includes shares issuable upon exercise of options that may be exercised within 60 days after the record date for purposes of computing the percentage of common stock owned by such person but not for purposes of computing the percentage owned by any other person. Applicable percentages are based on 13,334,703 shares outstanding on the record date. Except as listed otherwise, the address of each listed stockholder is 3301 Benson Drive, Suite 601, Raleigh, North Carolina 27609.

Name	Shares Beneficially Owned	Percentage Owned
Lonnie C. Poole, Jr. (1)	4,929,949	36.97%

Lonnie C. Poole, III (2)	2,783,184	20.87%

Scott J. Poole (3)	2,755,414	20.66%
2408 Mt. Vernon Church Road Raleigh, North Carolina 27614

Jim W. Perry (4)	1,569,686	11.77%

Goldman Sachs Asset Management	809,900	6.07%
1 New York Plaza New York, New York 10004

J. Gregory Poole, Jr. (5)	640,450	4.80%

Thomas C. Cannon (6)	430,312	3.22%

Paul L. Brunswick (7)	12,077	*

Thomas F. Darden (8)	7,622	*

D. Stephen Grissom	1,200	*

William J. Hanley (9)	12,000	*

All directors and executive officers as a group (8 persons)(10)	8,560,462	64.20%

* Less	than one percent.
(1)
Includes 25,750 shares underlying vested options, 1,000 shares owned by Mr. Poole’s wife, 199,320 shares held by an investment partnership of which Mr. Poole serves as a general partner and 3,910,325 shares held by four grantor trusts of which Lonnie C. Poole, III and Scott J. Poole, Mr. Poole’s children, are beneficiaries and/or trustees.

(2)
Includes 7,672 shares underlying vested options, 9,600 shares held in trust by Mr. Poole’s spouse and for the benefit of Mr. Poole’s children and grandchildren, 784,258 shares held by a trust of which Mr. Poole is a co-trustee and beneficiary and 1,041,760 shares held by a trust of which he is a beneficiary with shared investment power.

(3)
Includes 782 shares underlying vested options, 784,258 shares held by a trust of which Mr. Poole is a co-trustee and beneficiary and 1,041,760 shares held by a trust of which he is a beneficiary with shared investment power.

(4)	Includes 25,631 shares underlying vested options and 2,800 shares owned by Mr. Perry’s children.
(5)
Includes 2,554 shares underlying vested options, 540,000 shares owned by Mr. Poole’s three adult children and 2,520 shares held by Mr. Poole’s children as custodian for three grandchildren. As to all of such shares, Mr. Poole disclaims beneficial ownership extent to the extent of his pecuniary interest therein.

(6)	Includes 6,275 shares underlying vested options.
(7)	Includes 2,554 shares underlying vested options.
(8)	Includes 2,000 shares held in a custodial account managed by Mr. Darden’s wife for the benefit of Mr. Darden’s son and 2,554 shares underlying vested options.
(9)	Includes 12,000 shares underlying vested options.
(10)	Includes the shares and shares underlying vested options discussed in footnotes (1), (2) and (4)–(9).

EXECUTIVE OFFICERS

Executive Compensation

Summary Compensation

The following table sets forth all compensation paid by us for services rendered to us in all capacities for the fiscal years ended December 31, 1999, 2000, and 2001 to our Chief Executive Officer and our other executive officers who earned at least $100,000 in the respective fiscal year. We refer to these executive officers as the Named Executive Officers.

SUMMARY COMPENSATION TABLE

		Annual Compensation		Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary	Bonus	Stock Options (Shares)	All Other Compensation (1)
Lonnie C. Poole, Jr.	2001	$—	$—	18,000	$—
Chairman and Chief Executive Officer	2000	$—	$—	—	$4,860
	1999	$—	$—	—	—

Jim W. Perry	2001	$242,932	$—	15,424	$9,225
President	2000	$232,520	$—	7,150	$7,727
	1999	$214,798	$—	—	$7,956

William J. Hanley	2001	$94,535	$—	12,000	$51,414
President, Sales and Marketing

Lonnie C. Poole, III	2001	$99,637	$—	6,392	$6,714
Vice President, Director Support Services

(1)	Includes for Mr. Poole:
•	401(k) Plan contributions of $4,860 in 2000.

Includes	for Mr. Perry:

•
life insurance premiums paid by us on executive group policy insurance coverage in excess of $50,000 payable to Mr. Perry or his family as follows: $1,456, $902 and $2,400 in 1999, 2000 and 2001, respectively; and

•	401(k) Plan contributions in the following amounts for 1999, 2000 and 2001: $6,500, $6,825 and $6,825, respectively.

Includes	for Mr. Hanley:

•	moving expenses of $51,414 in 2001.

Includes	for Mr. Poole III:

•	life insurance premiums paid by us on executive group policy insurance coverage in excess of $50,000 payable to Mr. Poole or his family as follows: $2,600 in 2001; and
•	401(k) contributions in the following amounts for 2001: $4,114.

Option Grants, Exercises and Holdings and Fiscal Year-End Option Values

The following table sets forth certain information concerning all grants of stock options made during the year ended December 31, 2001 to the Named Executive Officers:

OPTION/SAR GRANTS IN LAST FISCAL YEAR

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (1)
Name	Number of Securities Underlying Options/SARs Granted	% of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Share)	Expiration Date	5%	10%
Lonnie C. Poole, Jr.	18,000	8.6%	$6.944	03/01/06	$34,533	$76,309
Jim W. Perry	15,454	7.4%	$6.944	03/01/06	$29,648	$65,516
William J. Hanley	12,000	5.7%	$6.20	04/16/06	$23,022	$50,873
Lonnie C. Poole, III	6,329	3.0%	$6.944	03/01/06	$12,263	$27,098

(1)
Potential realizable value is based on the assumption that our common stock will appreciate at the annual rate shown, compounded annually, from the date of grant until the expiration of the option term. These amounts are calculated for SEC-mandated disclosure purposes and do not reflect our estimate of future stock prices.

The following table sets forth certain information concerning the number and value of unexercised options held by the Named Executive Officers as of December 31, 2001:

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR-END OPTION VALUES

			Number of Securities Underlying Unexercised Options at December 31, 2001 (#)		Value of Unexercised In-the-Money Options At December 31, 2001 ($)(2)
Name	Shares Acquired on Exercise (#)	Value Realized ($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Lonnie C. Poole, Jr.	199,320	$174,405	28,062	16,771	$—	$—
Jim W. Perry	—	$—	17,491	28,062	$—	$—
William J. Hanley	—	$—	12,000	—	$1,200	$—
Lonnie C. Poole, III	—	$—	4,906	9,584	$—	$—

(1)	Market value of our common stock on the exercise date, as quoted on the Nasdaq Stock Market, minus the exercise price.
(2)
Market value of our common stock at December 31, 2001 ($6.30 per share), as quoted on the Nasdaq Stock Market, minus the exercise price. Options are considered in-the-money if the market value of the shares covered thereby is greater than the exercise price.

Compensation of Directors

In 2001, our employee directors received no compensation for service as members of the Board of Directors. Non-employee directors Paul L. Brunswick, J. Gregory Poole, Jr. and Thomas F. Darden are entitled to receive an annual retainer fee in cash or stock equal in value to $5,000, plus $500 in cash or stock at the option of the individual director for attending each meeting of the Board of Directors and each Board of Directors’ committee meeting, in addition to reimbursement of out-of-pocket expenses for attendance.

Report of the Compensation Committee on Executive Compensation

The following statement made by the Compensation Committee shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and shall not otherwise be deemed filed under either of those Acts.

The Compensation Committee is responsible for making recommendations to the Board of Directors concerning executive compensation, including base salaries, bonuses and awards of stock options. The Compensation Committee currently consists of Messrs. Paul L. Brunswick, Thomas F. Darden and J. Gregory Poole, Jr. each of whom is a non-employee director of our company.

In determining the compensation of our executive officers, the Compensation Committee takes into account all factors which it considers relevant, including business conditions in general and in our lines of business during the year, our performance during the year in light of such conditions, the market compensation for executives of similar background and experience, and the performance of the specific executive officer under consideration and the business area for which such executive officer is responsible. In addition, in 1999 the Compensation Committee hired an independent compensation consulting firm to advise it regarding compensation practices and the Compensation Committee continues to follow that firm’s advice.

The structure of each executive compensation package is weighted towards incentive forms of compensation so that such executive’s interests are aligned with the interests of our stockholders. The Compensation Committee believes that granting stock options provides an additional incentive to executive officers to continue in our service and gives them an interest similar to shareholders in our success. The compensation program for executive officers in 2001 consisted of grants of stock options and incentive bonuses, in addition to base salaries and reimbursement of certain costs and expenses.

To the extent readily determinable, another factor the Compensation Committee considers when determining compensation is the anticipated tax treatment to us and to the executive officer of various payments and benefits. For example, some types of compensation plans and their deductibility by us depend upon the timing of an executive officer’s vesting or exercise of previously granted rights. Further interpretation of, and changes in, the tax laws and other factors beyond the Compensation Committee’s control also could affect the deductibility of compensation. In light of these tax considerations and Mr. Poole’s significant ownership position in our company, Mr. Poole was not paid any cash salary or bonus in 2001. The Compensation Committee is currently evaluating various alternatives for compensating Mr. Poole that take account of both these tax considerations and his ownership position, as well as Mr. Poole’s services to us as Chairman and Chief Executive Officer, his past business accomplishments and his expected future contribution to our company.

The Compensation Committee believes that the forms of compensation, as described above, represent fair compensation structures for the annual services for Mr. Poole and the other executive officers in their respective capacities.

Submitted by:
Co	mpensation Committee

Pau	l L. Brunswick, Chairman
Th	omas F. Darden
J. G	regory Poole, Jr.

Compensation	Committee Interlocks and Insider Participation

The Compensation Committee of the Board of Directors consists of Paul L. Brunswick, Chairman, J. Gregory Poole, Jr. and Thomas F. Darden, none of whom was at any time during the fiscal year ended December 31, 2001 or at any other time an officer or employee of our company, except for Mr. Brunswick who served as our acting Chief Financial Officer from July 2001 to October 2001. No executive officer of our company serves as a member of the Board of Directors or Compensation Committee of any entity which has one or more executive officers serving as a member of the Board of Directors or the Compensation Committee of our company.

Performance Graph

The following line graph and table illustrate the cumulative total shareholder return on our common stock over a period beginning on the date of our initial public offering, June 13, 1997, and ending on December 31, 2001 and the cumulative total return over the same period of (1) the CRSP Total Market Return Index of the Nasdaq Stock Market and (2) the CRSP Nasdaq Non-Financial Stocks Total Return Index. The CRSP is the Center for Research in Securities Prices at the University of Chicago. The graph assumes an initial investment of $100 and reinvestment of all dividends.

	6/13/97	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01

WWIN	100.0	138.0	127.0	83.8	44.4	46.7

NASDAQ CRSP Total	100.0	110.5	152.8	280.0	175.5	139.3

NASDAQ Non-Financial	100.0	107.2	157.0	302.6	179.8	137.5

Certain Transactions

In December 1999, we made loans to Lonnie C. Poole, Jr., in the aggregate principal amount of $500,000, and to Jim W. Perry, in the principal amount of $150,000, as advances to pay premiums on life insurance policies purchased by Mr. Poole and Mr. Perry. The loans are full recourse obligations, and Mr. Poole and Mr. Perry are the sole and absolute owners of the life insurance policies. The loans bear interest at 7% per annum and premiums advanced under the loans (net of amounts Mr. Poole and Mr. Perry are obligated to reimburse us for the economic benefit of the policies to them, as determined for federal income tax purposes) are also secured by collateral assignments of policy proceeds and the surrender value of the policies.

Lonnie C. Poole, III is a 50% partner in a partnership that owns the building in Raleigh, North Carolina in which we lease our headquarters office space. The lease was entered into in June of 1999 with a term of 10 years. Rental expense related to this lease was $477,500 in 2001. The lease is on terms comparable to those with third parties.

Report of the Audit Committee

The Audit Committee has reviewed and discussed our audited financial statements for fiscal 2001 with management. The Audit Committee has discussed with Deloitte & Touche LLP, our independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, as modified or supplemented. The Audit Committee has received the written disclosures and the letter from Deloitte & Touche required by Independence Standards Board Standard No. 1, as modified or supplemented, and has discussed with Deloitte & Touche its independence. Based on the review and discussions described above, among other things, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for fiscal 2001.

The Board of Directors has determined that the members of the Audit Committee are independent as defined in Rule 4200(a)(14) of the National Association of Securities Dealers’ listing standards, as applicable and as may be modified or supplemented. The Audit Committee recommended and the Board of Directors approved an Audit Committee charter, a copy of which was provided to our shareholders in the proxy statement for our 2001 Annual Meeting.

Audit Fees

Deloitte & Touche billed us aggregate fees of $231,450 for professional services rendered for the audit of our annual financial statements for fiscal year 2001 and for reviews of the financial statements included in our quarterly reports on Form 10-Q for the first three quarters of fiscal 2001.

All Other Fees

Deloitte & Touche billed us aggregate fees of $857,700 for professional services rendered in fiscal 2001 other than audit services and review of quarterly reports. These fees resulted primarily from services rendered for federal and state tax restructuring activities, the review of our fiscal 2000 tax returns and review of our reports filed with the SEC during fiscal 2001. The Audit Committee of the Board of Directors considered these activities to be compatible with the maintenance of Deloitte & Touche’s independence. We did not engage Deloitte & Touche in fiscal 2001 to perform any services for financial information systems design or implementation.

Submitted by:
The Audit Committee

Paul L. Brunswick, Chairman
Thomas F. Darden
J. Gregory Poole, Jr.

This Audit Committee Report shall not be deemed to be filed with the SEC or incorporated by reference into any of our previous or future filings with the SEC, except as otherwise explicitly specified by us in any such filing.

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to Section 16(a) of the Securities Exchange Act, our directors and executive officers are required to file reports with the SEC indicating their holdings of and transactions in our equity securities. To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, there were no reports required under Section 16(a) of the Exchange Act which were not timely filed during the fiscal year ended December 31, 2001, except as follows: Stephen Shaw, our former Chief Financial Officer, inadvertently failed to report the exercise of 4,072 options on March 22, 2001, for which the required report was filed on Form 5 on February 14, 2002; Lonnie Poole, Jr. inadvertently failed to report the exercise of 199,320 options on March 22, 2001, as well as the grant of 18,000 options to purchase common stock, for which the required reports were filed on Form 5 on February 14, 2002; Lonnie Poole, III inadvertently failed to report the sale of an aggregate of 71,200 shares on May 31, 2001, August 7, 23, 27 and 31, 2001 and December 3, 2001, as well as the grant of 6,392 options to purchase common stock on March 1, 2001, for which the required reports were filed on Form 5 on February 14, 2002; Scott Poole inadvertently failed to report the sale of an aggregate of 73,100 shares on May 31, 2001, August 6, 20, 21, 23, 27, 29 and 31, 2001, November 12, 15, 19, 26, 29 and 30, 2001, for which the required reports were filed on Form 5 on February 14, 2002.

Deadline for Shareholder Proposals

Shareholders having proposals that they desire to present at next year’s annual meeting of our shareholders should, if they desire that such proposals be included in our proxy statement relating to such meeting, submit such proposals in time to be received by us not later than December 31, 2002. To be so included, all such submissions must comply with the requirements of Rule 14a-8 promulgated under the Securities Exchange Act and the Board of Directors directs the close attention of interested shareholders to that rule. In addition, management’s proxy holders will have discretion to vote proxies given to them on any shareholder proposal of which we do not have notice prior to February 28, 2003. Proposals should be mailed to the Corporate Secretary, Waste Holdings, Inc., 3301 Benson Drive, Suite 601, Raleigh, North Carolina 27609.

Other Matters

The Board of Directors knows of no other business to be brought before the meeting, but intends that, as to any such other business, the shares will be voted pursuant to the proxy in accordance with the best judgment of the person or persons acting thereunder.

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THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

WASTE HOLDINGS, INC.
3301 Benson Drive, Suite 601
Raleigh, North Carolina 27609

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
May 29, 2002

The undersigned hereby appoints Lonnie C. Poole, Jr. and D. Stephen Grissom, and each of them, as proxies, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Waste Holdings, Inc., a North Carolina corporation, held of record by the undersigned on April 22, 2002, at the Annual Meeting of Shareholders to be held the North Raleigh Hilton, 3415 Wake Forest Road, Raleigh, North Carolina, on May 29, 2002, or at any adjournment(s) thereof. The following proposals to be brought before the meeting are more specifically described in the accompanying proxy statement.
(1) Election of Directors:	☐ FOR ALL NOMINEES LISTED BELOW	☐ WITHOUT AUTHORITY TO VOTE FOR
	(except as marked to the contrary below)	ALL NOMINEES LISTED BELOW

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE STRIKE A LINE THROUGH THE NOMINEE’S NAME BELOW:
Paul L. Brunswick	Thomas F. Darden	J. Gregory Poole, Jr.
(outside directors)
Lonnie C. Poole, Jr.	Jim W. Perry	Thomas C. Cannon
(CEO)	(President)	(Vice President)

(2)	To amend our Articles of Incorporation to change our name to Waste Industries USA, Inc.:
☐ VOTE FOR                             ☐ VOTE AGAINST                             ☐ ABSTAIN

(3)	To ratify the appointment of Deloitte & Touche LLP as the independent auditors of the company for the fiscal year ending
December 31, 2002: ☐ VOTE FOR ☐ VOTE AGAINST ☐ ABSTAIN

(4)	In their discretion, to vote upon such other matters as may properly come before the meeting:

☐ GRANT AUTHORITY                                                ☐ WITHHOLD AUTHORITY

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THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE THIS PROXY WILL BE VOTED FOR MANAGEMENT’S SLATE OF NOMINEES FOR DIRECTOR LISTED ABOVE, FOR PROPOSALS 2 AND 3, AND IN THE DISCRETION OF THE PROXIES NAMED HEREIN ON ANY OTHER MATTER AS MAY PROPERLY COME BEFORE THE MEETING.

Signature

Signature, if held Jointly

Please date and sign exactly as your name appears on your stock certificate. Joint owners should each sign. Trustees, custodians, executors and others signing in a representative capacity should indicate that capacity.

Date: , 2002

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING. IF YOU ATTEND THE MEETING, YOU CAN VOTE EITHER IN PERSON OR BY YOUR PROXY.

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